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                                                                      Exhibit 24


                                Power of Attorney

    The signature page of Interface, Inc.'s Report on Form 10-K for the fiscal year ended December 28, 2003 includes the power of attorney given by each person whose signature appears on the Report on Form 10-K, which power of attorney constitutes and appoints Daniel T. Hendrix as attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign any amendments to the Report on Form 10-K, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.